Exhibit 99.1

October 29, 2024

Re: 2024 District-Wide Independent Director and Michigan Member Director Election Results

Dear Member:

The Federal Home Loan Bank of Indianapolis ("FHLBank Indianapolis") is pleased to announce the results of the 2024 Board of Directors election.
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Independent Director District-Wide Election – Three Directors
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In the 2024 district-wide election, the members elected three incumbent independent directors, including one public interest independent director. It is anticipated that each of the directors shall serve a four-year term beginning on January 1, 2025 and ending on December 31, 2028.

Number of Indiana members eligible to vote	151
Number of Michigan members eligible to vote	199
Total members eligible to vote	350
Number of Indiana members casting votes	90
Number of Michigan members casting votes	76
Total members casting votes	166
Total eligible votes for each directorship	6,036,804

October 29, 2024

Independent Director Elect	Qualifications[1]	City, State	Votes Received

Kathryn M. Dominguez* Professor of Public Policy and Economics, University of Michigan	Financial Management Derivatives Risk Management Practices	Ann Arbor, Michigan	2,932,040

Charlotte C. Henry* Informational Technology Professional	Auditing and Accounting Financial Management Risk Management Practices	Detroit, Michigan	2,742,874

Todd E. Sears*, ** VP of Development, Cohen Esrey	Auditing and Accounting Derivatives Financial Management Organizational Management Project Development Risk Management Practices Law	Indianapolis, Indiana	3,018,475

*Elected

**Public Interest Directorship
Mr. Sears has demonstrably met the statutory requirements set forth in CFR 1261.7(e)(2) for a public interest independent directorship by virtue of his more than four years’ service as Executive Vice President of the Indianapolis Neighborhood Housing Partnership, a nonprofit providing credit counseling and mortgage services, plus his over three years’ service as the Deputy Director of the Indiana Housing & Community Development Authority (fka the Indiana Housing Finance Authority) which uses tax-exempt bond proceeds to purchase first-time homebuyer mortgages in Indiana, and over five years’ service on the Bank’s Affordable Housing Advisory Council
1 12 CFR § 1261.7(e), provides in part, “(1) Each independent director and each nominee for an independent directorship, other than a public interest directorship, shall have experience in, or knowledge of, one or more of the following areas: auditing and accounting, derivatives, financial management, organizational management, project development, risk management practices, and the law….(2) Each public interest independent director and each nominee for a public interest directorship shall have more than four years of experience representing consumer or community interests in banking services, credit needs, housing or consumer financial protection.”

October 29, 2024

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Indiana – Elected Member Director – Two Directors
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In the 2024 Indiana member directorship election, the Indiana members elected two new directors. It is anticipated that each of the directors shall serve a four-year term beginning on January 1, 2025, and ending on December 31, 2028.

Number of Indiana members eligible to vote	151
Number of Indiana members casting votes	119
Total eligible votes for each directorship	3,629,775

Member Director Elect	City, State	Votes Received

Clifford M. Clarke Board Vice Chair Three Rivers Federal Credit Union (FHFA ID 15498)	Fort Wayne, Indiana	1,120,140

Dan L. Moore* Executive Chairman Home Bank, S.B. (FHFA ID 4255)	Martinsville, Indiana	1,878,430

Jamie R. Shinabarger* CEO Springs Valley Bank & Trust Company (FHFA ID 13738)	Jasper, Indiana	1,797,230

*Elected [in bold and italics]

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Indianapolis and all of the members it serves.

Sincerely,

/s/ Shaun Clifford
Shaun Clifford
General Counsel and Acting Corporate Secretary

CC: Federal Housing Finance Agency